Exhibit 99.1

For further Information:

At the Company:	At PondelWilkinson:	Corporate Headquarters Address:
Ron Santarosa	Robert Jaffe	3027 Townsgate Road, Suite 300
805-322-9333	310-279-5969	Westlake Village, CA 91361

FIRST CALIFORNIA REPORTS 33 PERCENT INCREASE IN EARNINGS
FOR 2012 SECOND QUARTER

-- Company to Host Conference Call Today at 11 a.m. Pacific Time--

WESTLAKE VILLAGE, Calif., July 26, 2012 – First California Financial Group, Inc. (NASDAQ:FCAL), the holding company of First California Bank, today reported net income of $3.2 million for the quarter ended June 30, 2012, compared with $2.4 million for the same quarter a year ago.  Net income available to common shareholders was $2.9 million, or $0.10 per diluted share, compared with $2.1 million, or $0.07 per diluted share, for the prior year second quarter.  Preferred dividends were $312,500 for each of the second quarters of 2012 and 2011.  At June 30, 2012, tangible book value per common share was $4.51.

“Results for the second quarter continue to demonstrate positive momentum, reflecting the strategies we put into place to increase profitability and improve efficiency,” said C. G. Kum, president and chief executive officer of First California Financial Group. “Fee income, net interest income, and deposits all grew by double digits in the second quarter compared with the second quarter of 2011, and core earnings continued to show significant improvement, increasing 33 percent over the comparable prior year quarter and 24 percent from the 2012 first quarter.”

2012 Second Quarter Financial Highlights
•	Net interest income rose 11 percent from the same period a year ago;
•	Service charges, fees and other income jumped 29 percent from the year ago period;
•	The efficiency ratio declined to 67 percent from 71 percent;
•	Core earnings improved 33 percent from the same period a year ago;
•
Asset quality remained solid as annualized net charge-offs were 0.07 percent of average loans for the first half of 2012, while net charge-offs declined to $310,000 for the 2012 second quarter from $860,000 a year ago;

•	Non-covered loans increased 11 percent to $1.039 billion over the 2011 year end;
•	Non-interest checking deposits increased 26 percent, and total deposits increased 10 percent over the 2011 year end;
•	Tangible book value per common share increased to $4.51, or 8 percent, from the 2011 year end;
•	The second quarter return on average tangible common equity was 9.91 percent.

Financial Results
For the 2012 second quarter, net interest income before the provision for loan losses increased 11 percent to $17.2 million from $15.5 million for the 2011 second quarter.  The increase reflects a 7 percent increase in average earning assets and a 4 percent increase in net interest margin.  Interest income (discount accretion) on covered loans for the 2012 second quarter was $5.1 million.  2011 second quarter interest income (discount accretion) on covered loans was $4.3 million.  Net interest margin, on a taxable equivalent basis, rose to 4.12 percent from 3.95 percent for the 2011 second quarter.  A 26 percent decline in the rate paid on interest-bearing liabilities and a 36 percent increase in average noninterest-bearing deposits drove the increase in net interest margin.

Service charges, fees and other income increased to $2.9 million from $2.2 million for the 2011 second quarter, primarily reflecting continued growth in business volumes and fees generated from the EPS division.  Revenues from the EPS division doubled to $1.7 million for the 2012 second quarter from $854,000 for the same quarter last year.

First California Financial Group, Inc.	NASDAQ: FCAL
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Second quarter 2012 non-interest income included a $593,000 net gain on the sale of securities and a $296,000 loss on non-hedged derivatives. For the 2011 second quarter, non-interest income included a $490,000 net gain on the sale of securities, a $166,000 gain from the sale of the former head office of the Bank and a $466,000 gain on the acquisition of the EPS division.

Operating expenses for the 2012 second quarter were $13.4 million, compared with $12.6 million for the 2011 second quarter.  Operating expenses exclude intangible amortization, integration/conversion expenses and foreclosed property gains, losses and expenses.  The increase reflects higher salaries and benefit expense, primarily due to the EPS division acquisition and the addition of new lending teams, and higher professional services expense, primarily related to shareholder matters.  The efficiency ratio was 67.01 percent for the 2012 second quarter, compared with 70.81 percent for the same period last year.

Core earnings, which represent income before taxes and exclude credit charges and non-recurring items such as gain on acquisitions, integration/conversion expense and securities transactions, were $6.1 million for the second quarter of 2012, compared with $4.6 million for the same period a year ago, an increase of 33 percent.

Non-covered loans, before the allowance for loan losses, grew 11 percent to $1.0 billion at June 30, 2012 from $936.1 million at December 31, 2011.

At June 30, 2012, covered loans decreased to $114.7 million from $135.4 million at December 31, 2011.  The Bank’s covered non-performing assets declined by $14.7 million, or 44 percent, during the same period.

Non-interest checking deposits increased 26 percent from year-end 2011 and now represent 39 percent of total deposits.  The cost of all deposits, aided by the change in the mix of deposits, fell 44 percent to 36 basis points for the 2012 first quarter from 64 basis points for the same period last year.  Core deposits now comprise 83 percent of all deposits.

Kum added, “Our industry continues to face a low interest rate environment and, now, a slowing economy.  Despite these challenges, we have been able to increase loans and grow our non-interest bearing deposits.  In addition, we continue to make progress on improving our efficiency.  With the completion of our branch realignment initiative in June, we are expecting further improvement to our efficiency ratio in the second half of 2012.”

Asset Quality
At June 30, 2012, non-covered non-performing assets (the sum of non-covered loans past due 90 days and accruing, nonaccrual loans and foreclosed properties) improved to 1.50 percent of total assets, compared with 1.89 percent at December 31, 2011.

The allowance for loan losses was $18.3 million, or 1.76 percent of non-covered loans, at June 30, 2012, compared with $17.7 million, or 1.90 percent of non-covered loans, at December 31, 2011.  Net loan charge-offs for the 2012 second quarter were $310,000, down from $860,000 for the 2011 second quarter.  The provision for non-covered loan losses was $500,000 for both the 2012 and 2011 second quarters.

Capital resources
Shareholders’ equity rose to $231.2 million at June 30, 2012 from $223.1 million at December 31, 2011.  The Company’s book value per common share increased to $7.02 at June 30, 2012 from $6.75 at December 31, 2011.  Tangible book value per common share rose to $4.51 at June 30, 2012 from $4.19 at December 31, 2011.

At June 30, 2012, First California’s preliminary Tier 1 leverage capital ratio was 9.99 percent versus 10.33 percent at the 2011 calendar year end, and the total risk-based capital ratio decreased to 16.93 percent from 17.32 percent at December 31, 2011.  The Company’s ratio of tangible common equity to tangible assets was 6.92 percent at June 30, 2012 and 7.05 percent at the end of 2011.  Total assets were $1.98 billion at June 30, 2012, compared with $1.81 billion at December 31, 2011.

First California Financial Group, Inc.	NASDAQ: FCAL
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Kum concluded, “As we proceed into the second half of the year, our objectives are to continue to grow our low-cost deposit base, safely generate earnings assets and maintain focus on our expense base.  The pending transaction with Premier Service Bank, expected to be completed in the second half of 2012, will provide immediate improvement to both our balance sheet and earnings.  As always, we remain steadfast in enhancing the value of the First California franchise for our customer, employee and shareholder base.”

Use of Non-GAAP Financial Measures
This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules.  Tangible common equity as a percentage of tangible assets is a non-GAAP financial measure.  Tangible common equity to tangible assets represents tangible common equity, calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount, goodwill and intangible assets, net, divided by tangible assets which are total assets less goodwill and other intangible assets, net.  Management believes that this measure is useful when comparing banks with preferred stock, due to CPP or SBLF funding, to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels.  Core earnings represent income before taxes and exclude credit charges and other items such as gain on acquisitions, integration/conversion expense and securities transactions and are intended to represent recurring operating earnings.  Operating expenses exclude amortization of intangible assets and loss on and expense of foreclosed property and other items such as integration/conversion expenses related to acquisitions and are intended to represent normalized, recurring expenses.  This information is being provided in response to market participant interest in these financial metrics.  This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.  The reconciliation of this non-GAAP financial measure to a GAAP financial measure is provided as an attachment to the financial tables.

Conference Call and Webcast
First California will hold a conference call today, July 26, 2012 at 11 a.m. Pacific (2 p.m. Eastern) to discuss the Company’s 2012 second quarter financial performance.  Investment professionals are invited to participate in the live call by dialing 877-317-6789 (domestic), 866-605-3852 (Canada) or 412-317-6789 (international) and requesting the First California conference call.  Other interested parties are invited to listen to the live call through a live, listen-only audio Internet broadcast at www.fcalgroup.com.  Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  For those who are not available to listen to the live broadcast, the call will be archived on the same Web site for one year.  A telephonic replay of the call will be available one hour after the end of the conference through August 9, 2012 by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering replay passcode 10016623.

About First California
First California Financial Group, Inc. (NASDAQ:FCAL) is the holding company of First California Bank.  Founded in 1979 and with nearly $2 billion in assets, First California serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California.  Led by an experienced team of bankers, First California is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 15 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties.  The holding company’s website can be accessed at www.fcalgroup.com.  For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward-Looking Information
This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the maintenance of First California’s asset quality and capital position, the Company’s ability to enhance efficiencies and manage costs and the expected continued progress in

First California Financial Group, Inc.	NASDAQ: FCAL
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consolidating operations and the benefits of those activities, the monitoring of and management of risks in First California’s loan portfolio, the adequacy of sources of liquidity to support First California’s operations and strategic plans, the monitoring of and response to changing market conditions, and the status of the economy in the Southern California communities served by First California.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, First California’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which First California does or anticipates doing business are less favorable than expected, a slowdown in construction activity, volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of First California to retain customers, changes in the bank regulatory environment, demographic changes, demand for the products or services of First California as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, First California’s level of small business lending, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements.  For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in First California's Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission ("SEC"). The documents filed by First California with the SEC may be obtained at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

# # #

(Financial Tables Follow)

First California Financial Group, Inc.	NASDAQ: FCAL
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First California Financial Group
Unaudited Quarterly Financial Results

(in thousands except for share data and ratios)
As of or for the quarter ended	30-Jun-12	31-Mar-12	31-Dec-11	30-Sep-11	30-Jun-11

Income statement summary
Net interest income	$17,232	$16,169	$15,597	$15,618	$15,500
Service charges, fees & other income	2,876	2,534	2,116	2,115	2,234
Loss on non-hedged derivatives	(296)	(111)	(60)	(24)	-
Loan sales and commissions	195	50	1	-	-
Operating expenses	13,406	13,454	13,362	12,081	12,557
Provision for loan losses	500	500	796	1,550	500
Foreclosed property (gain)loss & expense	838	(245)	(316)	(672)	486
Amortization of intangible assets	549	594	624	624	624
Gain on securities transactions	593	1	323	209	490
Integration/conversion expense	-	-	-	-	350
Gain on acquisition	-	-	1,720	-	466
Impairment loss on securities	-	28	321	-	-
Income before tax	5,307	4,312	4,910	4,335	4,173
Tax expense	2,122	1,727	2,048	1,819	1,756
Net income	$3,185	$2,585	$2,862	$2,516	$2,417

Net income available to common shareholders	$2,872	$2,272	$2,549	$900	$2,104

Common shareholder data
Basic earnings per common share	$0.10	$0.08	$0.09	$0.03	$0.07
Diluted earnings per common share	$0.10	$0.08	$0.09	$0.03	$0.07
Book value per common share	$7.02	$6.89	$6.75	$6.65	$6.77
Tangible book value per common share	$4.51	$4.36	$4.19	$4.08	$4.11
Shares outstanding	29,227,483	29,267,465	29,220,079	29,220,079	28,410,079
Basic weighted average shares	29,234,395	29,238,560	29,220,079	29,077,144	28,372,740
Diluted weighted average shares	29,592,171	29,976,452	29,871,209	29,561,558	28,744,784

Selected ratios, yields and rates
Return on average assets	0.66%	0.56%	0.62%	0.55%	0.52%
Return on average tangible assets	0.75%	0.66%	0.73%	0.65%	0.63%
Return on average equity	5.58%	4.60%	5.13%	4.57%	4.50%
Return on average common equity	5.67%	4.57%	5.17%	1.85%	4.42%
Return on average tangible common equity	9.91%	8.41%	9.58%	4.25%	8.49%
Equity to assets	11.69%	12.13%	12.31%	12.22%	12.07%
Tangible equity to tangible assets	8.28%	8.52%	8.54%	8.40%	8.21%
Tangible common equity to tangible assets	6.92%	7.08%	7.05%	6.90%	6.77%
Tier 1 leverage capital ratio:
First California Bank	9.91%	10.18%	10.18%	10.01%	9.54%
First California Financial Group, Inc.	9.99%	10.30%	10.33%	10.18%	9.77%
Yield on loans	6.35%	6.22%	6.37%	6.16%	6.24%
Yield on securities	1.60%	1.66%	1.74%	2.20%	2.16%
Yield on federal funds sold and deposits w/banks	0.31%	0.39%	0.24%	0.28%	0.29%
Total earning assets yield	4.70%	4.80%	4.72%	4.85%	4.84%
Rate paid on interest-bearing deposits	0.58%	0.58%	0.64%	0.76%	0.90%
Rate paid on borrowings	2.79%	3.19%	3.03%	2.88%	2.53%
Rate paid on junior subordinated debt	2.31%	4.67%	5.08%	5.01%	4.99%
Total rate paid on interest bearing funds	0.87%	0.95%	1.00%	1.11%	1.18%
Net interest spread	3.83%	3.85%	3.72%	3.75%	3.66%
Net interest margin (tax equivalent)	4.12%	4.14%	4.01%	4.05%	3.95%
Cost of all deposits	0.36%	0.38%	0.42%	0.51%	0.64%
Efficiency ratio	67.01%	72.17%	75.69%	68.22%	70.81%

First California Financial Group, Inc.	NASDAQ: FCAL
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First California Financial Group
Unaudited Quarterly Financial Results

(in thousands except for share data and ratios)
As of or for the quarter ended	30-Jun-12	31-Mar-12	31-Dec-11	30-Sep-11	30-Jun-11

Balance sheet data - period end
Total assets	$1,977,824	$1,876,315	$1,812,664	$1,804,901	$1,801,981
Shareholders’ equity	231,177	227,578	223,107	220,585	217,539
Common shareholders’ equity	205,177	201,578	197,107	194,585	192,682
Tangible common shareholders’ equity	131,714	127,565	122,500	119,354	116,827
Earning assets	1,731,780	1,611,349	1,546,480	1,527,751	1,519,374
Loans	1,154,587	1,138,331	1,071,515	1,067,196	1,091,528
Securities	522,213	441,738	453,735	332,285	316,496
Federal funds sold & other	54,980	31,280	21,230	128,270	111,350
Interest-bearing funds	1,117,483	1,112,577	1,087,637	1,086,122	1,131,617
Interest-bearing deposits	961,067	954,090	943,113	941,543	977,186
Borrowings	129,611	131,682	117,719	117,774	127,626
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	73,463	74,013	74,607	75,231	75,855
Deposits	1,570,387	1,471,035	1,425,269	1,414,602	1,406,714

Balance sheet data - period average
Total assets	$1,947,183	$1,856,852	$1,817,821	$1,807,988	$1,856,148
Shareholders’ equity	229,745	225,578	221,427	218,539	215,626
Common shareholders’ equity	203,745	199,578	195,427	193,338	191,013
Tangible common shareholders’ equity	129,877	125,268	120,927	117,795	116,539
Earning assets	1,691,175	1,580,805	1,548,248	1,534,115	1,576,428
Loans	1,127,369	1,097,748	1,039,171	1,087,455	1,107,772
Securities	479,010	445,698	378,024	320,406	314,025
Federal funds sold & other	84,796	37,359	131,053	126,254	154,631
Interest-bearing funds	1,130,331	1,104,568	1,090,973	1,107,499	1,198,176
Interest-bearing deposits	972,604	946,659	946,419	954,874	1,032,406
Borrowings	130,922	131,104	117,749	125,820	138,965
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	73,868	74,445	74,919	75,543	74,474
Deposits	1,541,852	1,448,999	1,429,885	1,419,171	1,450,812

Asset quality data & ratios

Non-covered assets:
Loans past due 30 to 89 days & accruing	$2,151	$2,214	$3,449	$6,948	$5,838
Loans past due 90 days & accruing	-	-	-	24	-
Nonaccruing loans	13,507	14,553	13,860	15,845	17,792
Total past due & nonaccrual loans	$15,658	$16,767	$17,309	$22,817	$23,630

Foreclosed property	$16,124	$18,709	$20,349	$18,406	$20,029

Loans	$1,039,865	$1,010,592	$936,103	$920,046	$918,907

Net loan charge-offs	$310	$93	$827	$2,078	$860
Allowance for loan losses	$18,344	$18,154	$17,747	$17,778	$18,306
Allowance for loan losses to loans	1.76%	1.80%	1.90%	1.93%	1.99%

Covered assets:
Loans past due 30 to 89 days & accruing	$1,865	$2,637	$2,906	$2,878	$4,145
Loans past due 90 days & accruing	-	799	511	-	2,379
Nonaccruing loans	9,472	17,407	18,547	24,879	31,649
Total past due & nonaccrual loans	$11,337	$20,843	$21,964	$27,757	$38,173

Foreclosed property	$9,530	$12,868	$14,616	$12,361	$5,636

Loans	$114,722	$127,739	$135,412	$147,150	$172,621

Net loan charge-offs	$-	$-	$-	$-	$-
Allowance for loan losses	$-	$-	$-	$-	$-
Allowance for loan losses to loans	0.00%	0.00%	0.00%	0.00%	0.00%

First California Financial Group, Inc.	NASDAQ: FCAL
7-7-7

First California Financial Group
Unaudited Quarterly Financial Results

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

(in thousands)
Interest income:
Interest and fees on loans	$17,801	$17,236	$34,791	$32,368
Interest on securities	1,826	1,680	3,597	2,991
Interest on federal funds sold and interest bearing deposits	67	111	103	180
Total interest income	19,694	19,027	38,491	35,539
Interest expense:
Interest on deposits	1,399	2,316	2,770	4,658
Interest on borrowings	908	877	1,852	1,937
Interest on junior subordinated debentures	155	334	469	665
Total interest expense	2,462	3,527	5,091	7,260
Net interest income before provision for loan losses	17,232	15,500	33,400	28,279
Provision for loan losses	500	500	1,000	3,000
Net interest income after provision for loan losses	16,732	15,000	32,400	25,279
Noninterest income:
Service charges on deposit accounts	769	858	1,600	1,755
Loan sales and commissions	195	-	245	-
Net gain on sale of securities	593	490	594	490
Impairment loss on securities	-	-	(28)	(1,066)
Loss on non-hedged derivatives	(296)	-	(407)	-
Gain on acquisitions	-	466	-	35,202
Other income	2,107	1,376	3,810	1,718
Total noninterest income	3,368	3,190	5,814	38,099
Noninterest expense:
Salaries and employee benefits	6,786	6,572	14,662	12,640
Premises and equipment	1,681	1,603	3,216	3,142
Data processing	820	814	1,621	1,875
Legal, audit and other professional services	1,639	1,568	2,575	3,228
Printing, stationery and supplies	83	112	166	208
Telephone	217	208	444	374
Directors’ fees	123	100	252	206
Advertising, marketing and business development	358	428	881	797
Postage	57	65	113	121
Insurance and assessments	599	750	1,080	1,413
Loss on and expense of foreclosed property	838	486	593	5,738
Amortization of intangible assets	549	624	1,143	1,040
Other expenses	1,043	687	1,849	1,548
Total noninterest expense	14,793	14,017	28,595	32,330
Income before provision for income taxes	5,307	4,173	9,619	31,048
Provision for income taxes	2,122	1,756	3,849	13,043
Net income	$3,185	$2,417	$5,770	$18,005

Net income available to common stockholders	$2,872	$2,104	$5,145	$17,380

First California Financial Group, Inc.	NASDAQ: FCAL
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First California Financial Group
Unaudited Quarterly Financial Results

(in thousands)	June 30,	December 31,
	2012	2011

Cash and due from banks	$42,286	$40,202
Interest bearing deposits with other banks	54,980	21,230
Securities available-for-sale, at fair value	522,213	453,735
Non-covered loans, net	1,021,521	918,356
Covered loans	114,722	135,412
Premises and equipment, net	18,294	18,480
Goodwill	60,720	60,720
Other intangibles, net	12,743	13,887
Cash surrender value of life insurance	12,883	12,670
Non-covered foreclosed property	16,124	20,349
Covered foreclosed property	9,530	14,616
FDIC shared-loss asset	55,469	68,083
Accrued interest receivable and other assets	36,339	34,924

Total assets	$1,977,824	$1,812,664

Non-interest checking	$609,320	$482,156
Interest checking	115,020	107,077
Money market and savings	505,111	486,000
Certificates of deposit, under $100,000	66,794	74,861
Certificates of deposit, $100,000 and over	274,142	275,175
Total deposits	1,570,387	1,425,269

Securities sold under agreements to repurchase	30,000	30,000
Federal Home Loan Bank advances	99,611	87,719
Junior subordinated debentures	26,805	26,805
Deferred tax liabilities, net	9,115	7,370
FDIC shared-loss liability	3,870	3,757
Accrued interest payable and other liabilities	6,859	8,637

Total liabilities	1,746,647	1,589,557

Total shareholders’ equity	231,177	223,107

Total liabilities and shareholders’ equity	$1,977,824	$1,812,664

First California Financial Group, Inc.	NASDAQ: FCAL
9-9-9

FIRST CALIFORNIA FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON - GAAP FINANCIAL MEASURES
(unaudited)

(in thousands except for share data and ratios)	6/30/2012	12/31/2011

Total shareholders’ equity	$231,177	$223,107
Less: Goodwill and intangible assets	(73,463)	(74,607)
Tangible equity	157,714	148,500
Less: Preferred stock	(26,000)	(26,000)
Tangible common equity	$131,714	$122,500

Total assets	$1,977,824	$1,812,664
Less: Goodwill and intangible assets	(73,463)	(74,607)
Tangible assets	$1,904,361	$1,738,057

Common shares outstanding	29,227,483	29,220,079

Tangible equity to tangible assets	8.28%	8.54%
Tangible common equity to tangible assets	6.92%	7.05%
Tangible book value per common share	$4.51	$4.19

	Three months ended
	6/30/2012	6/30/2011
Net income available to common shares	$2,872	$2,104
Add: amortization of intangible assets, net of tax	329	362
Net income available to tangible common shares	$3,201	$2,466

Noninterest expense	$14,793	$14,017
Less: amortization of intangible assets	(549)	(624)
Less: integration/conversion expenses	-	(350)
Less: gain(loss) on and expense of foreclosed property	(838)	(486)
Operating expenses	$13,406	$12,557

Noninterest income	$3,368	$3,190
Less: net gain on sale of securities	(593)	(490)
Add: loss on non-hedged derivatives	296	-
Less: loan sales and commissions	(195)
Less: gain on acquisitions	-	(466)
Service charges, fees & other income	$2,876	$2,234

Net interest income	$17,232	$15,500
Service charges, fees & other income	2,876	2,234
Loan sales and commissions	195	-
Loss on non-hedged derivatives	(296)	-
Operating revenues	$20,007	$17,734

Efficiency ratio (operating expenses/operating revenues)	67.01%	70.81%

Income before tax	$5,307	$4,173
Provision for loan losses	500	500
Foreclosed property (gain)loss & expense	838	486
Securities transactions & OTTI losses	(593)	(490)
Gain on acquisitions	-	(466)
Integration/conversion expense	-	350
Core earnings	$6,052	$4,553